Exhibit 5.1

90 Park Avenue

New York, NY  10016

212-210-9400

Fax: 212-922-3995

www.alston.com

Mark F. McElreath	Direct Dial: 212-210-9595	Email: mark.mcelreath@alston.com

May 18, 2020

TG Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, New York 10014

Ladies and Gentlemen:

We have acted as counsel to TG Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-233636) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared automatically effective on September 5, 2019 (the “Registration Statement”). We are delivering this opinion in connection with the prospectus supplement (the “Prospectus Supplement”) filed on May 14, 2020 by the Company as part of the Registration Statement. The Prospectus Supplement relates to the sale by the Company to the several underwriters listed in Schedule 1 of the Underwriting Agreement (defined below) (the “Underwriters”) of 9,775,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Company is selling the Shares to the Underwriters pursuant to the Underwriting Agreement dated May 14, 2020 (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC, Jefferies LLC, Evercore Group L.L.C., and Cantor Fitzgerald & Co., as representatives of the Underwriters (the “Representatives”). This opinion letter is being furnished to you in accordance with Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Underwriting Agreement.

We have examined the Amended and Restated Certificate of Incorporation of the Company, all amendments thereto, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.  In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Underwriting Agreement.

Alston & Bird LLP						www.alston.com

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As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of that set forth in the fourth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Securities Act on May 18, 2020.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath